Exhibit 99.1

PRESS RELEASE

Zoom Technologies - Late Filing of 2014 Q1 Report

BEIJING, August 26, 2014 (GLOBE NEWSWIRE) -- On August 20, 2014, Zoom Technologies, Inc. (Nasdaq:ZOOM) (the "Company") received a Nasdaq Staff Deficiency Letter indicating that, as a result of the Company not timely filing its Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 (the "2014 Q2 Report"), the Company failed to comply with the periodic filing requirements for continued listing set forth in Rule 5250(c)(1) of the Nasdaq Listing Rules. In accordance with Nasdaq Listing Rule 5101, Nasdaq has provided the Company until September 18, 2014 to submit a plan to regain compliance. The Company expects to file its 2014 Q2 Report in short order, and fully expects to be able to meet the September 18, 2014 deadline.

For further details, please refer to the Company's Form 8-K filed with the U.S. Securities and Exchange Commission on August 26, 2014.

CONTACT: Investor Relations
Zoom Technologies, Inc.
+86-10-5935-9576
 ir@zoom.com